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                                                                     EXHIBIT 5.1

                   [LETTERHEAD OF RICHARDS, LAYTON & FINGER]

                               October 10, 1997



Imperial Credit Capital Trust I
c/o Imperial Credit Industries, Inc.
23550 Hawthorne Boulevard, Bldg. 1, Suite 110
Torrance, CA  90505

   Re:  Imperial Credit Capital Trust I
        -------------------------------

Ladies and Gentlemen:

   We have acted as special Delaware counsel for Imperial Credit Industries, Inc., a California corporation (the "Company"), and Imperial Credit Capital Trust I, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

   For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

   (a) The Certificate of Trust of the Trust, dated as of May 28, 1997 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on May 28, 1997;

   (b) The Declaration of Trust of the Trust, dated as of May 28, 1997, between the Company and the trustees of the Trust named therein;

   (c) The Registration Statement (the "Registration Statement") on Form S-4, including a preliminary prospectus (the "Prospectus"), relating to an offer to
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Imperial Credit Capital Trust I
c/o Imperial Credit Industries, Inc.
July 3, 1997
Page 2


exchange (the "Exchange Offer") up to $70,000,000 aggregate liquidation amount of its New Par Securities, Series B ("New Par Securities"), for a like liquidation amount of its Old Par Securities, Series A ("Old Par Securities"), as filed by the Company, certain of its subsidiaries and the Trust with the Securities and Exchange Commission on June 27, 1997;

   (d) The Amended and Restated Declaration of Trust, dated as of June 9, 1997 among the Company and the trustees named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust (the "Declaration") filed as an exhibit to the Registration Statement; and

   (e) A Certificate of Good Standing for the Trust, dated October 10, 1997, obtained from the Secretary of State.

   Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

   For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

   With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

   For purposes of this opinion, we have assumed (i) that the Declaration constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Declaration and Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that, except to the extent provided in paragraph 2 below, each of the
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Imperial Credit Capital Trust I
c/o Imperial Credit Industries, Inc.
July 3, 1997
Page 3

parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) except as provided in paragraph 2 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a New Par Security is to be issued by the Trust (collectively, the "New Par Security Holders") of a New Par Security Certificate for such New Par Security and the acceptance by the Trust of the outstanding Old Par Security validly tendered for such New Par Security pursuant to the Exchange Offer, all in accordance with the Declaration and the Prospectus, and (vii) that the New Par Securities are issued and sold to the New Par Security Holders in accordance with the Declaration and the Prospectus. We have not participated in the preparation of the Prospectus and assume no responsibility for its contents.

   This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

   Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

   1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C. (S) 3801,
                                                              -------
et seq.
-- ---

   2. The New Par Securities to be issued to the New Par Security Holders have been duly authorized by the Declaration and will be duly and validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

   3. The New Par Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the New Par Security Holders may be obligated, pursuant to the Declaration, to (i) provide indemnity and security in connection with requests or directions to the Property Trustee under the Declaration to exercise its rights and remedies under the Declaration, (ii) provide indemnity and security in
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Imperial Credit Capital Trust I
c/o Imperial Credit Industries, Inc.
July 3, 1997
Page 4

connection with and pay taxes or governmental charges arising from transfers of New Par Securities and the issuance of replacement New Par Security Certificates, and (iii) undertake as a party litigant to pay costs in any suit for the enforcement of any right or remedy under the Declaration or against the Property Trustee under the Declaration, to the extent provided in the Declaration.

   We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reliance thereon by the New Par Security Holders. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. We also consent to the reliance by Freshman, Marantz, Orlanski, Cooper & Klein and Simpson Thacher & Bartlett as to matters of Delaware law in connection with opinions to be rendered by it them pursuant to the Exchange Offer.

                       Very truly yours,

                       /s/ Richards, Layton & Finger


WF/sem